Exhibit 99.1

          FOR IMMEDIATE RELEASE

          Contact:  Peter Hartz
                    Sr. VP, IDB
                    (213) 240-3721

                    Michael Sitrick
                    Michael Kolbenschlag
                    Sitrick Krantz & Co.
                    (310) 788-2850

                        IDB CONFIRMS TALKS WITH LDDS BUT SAYS
                            NO AGREEMENT HAS BEEN REACHED

               LOS ANGELES, CA -- July 14, 1994 -- IDB Communications Group, Inc. today confirmed it is holding talks with LDDS Communications, Inc. regarding the potential acquisition of IDB by LDDS. However, IDB stated that no agreement has been reached and no assurances can be given that any transaction will occur, nor the price at which it might occur.

               IDB Communications Group, Inc. is a global telecommunications company that operates a domestic and international communications network providing its customers with international private line and long distance telephone services, radio and television transmission services, facsimile and data connections, mobile satellite communications capabilities and the design and integration of satellite networks worldwide.